UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Stock Repurchase Program

On December 2, 2016, Sotherly Hotels Inc., a Maryland corporation (the “Company”) announced that its Board of Directors authorized a stock repurchase program under which the Company may purchase up to $10.0 million of its outstanding common stock, par value $0.01 per share, at prevailing prices on the open market or in privately negotiated transaction, at the discretion of management.  The Company expects to use available working capital to fund purchases under the stock repurchase program and intends to complete the repurchase program prior to December 31, 2017, unless extended by the Board of Directors.

The shares will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions and may be made pursuant to one or more plans established pursuant to Rule 10b5-1 under the Securities Exchange Act, as amended.  Under the program, the purchases will be funded from available working capital, and the repurchased shares will be returned to the status of authorized but unissued shares of common stock.  There is no guarantee as to the exact number of shares that will be repurchased by the Company, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted.  As of November 8, 2016, the Company had approximately 14.9 million shares outstanding.

A copy of the Press Release announcing the stock repurchase program is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Supplemental Federal Income Tax Considerations

If, pursuant to the stock repurchase program, we purchase shares of our stock held by a U.S. stockholder, such U.S. stockholder will be treated as having sold the shares if (1) all of the U.S. stockholder’s shares of our stock are purchased by us (after taking into consideration certain ownership attribution rules) or (2) such purchase by us is either (i) “not essentially equivalent” to a dividend or (ii) “substantially disproportionate.”  If a purchase of shares pursuant to the stock repurchase program is not treated as a sale of the shares, it will be treated as a distribution made with respect to the U.S. stockholder’s stock. U.S. stockholders should consult with their own tax advisors regarding the taxation of any purchase of shares of our stock by us.

Employee Stock Ownership Plan

The Company intends to establish an Employee Stock Ownership Plan (the “ESOP”).  The ESOP will purchase and hold for the benefit of the Company’s employees shares of the Company’s outstanding common stock.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Sotherly Hotels Inc. dated December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Sotherly Hotels Inc. dated December 2, 2016.